SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2007

EXCELLENCY INVESTMENT REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-50675	73-0731559
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

245 Park Avenue – 39th Floor
New York, New York  10167
(212) 792-4040
(address and telephone number)

270 Laurel Street
1st Floor
Hartford, Connecticut  06105
(860) 728-1959
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
10.3	Agreement between Excellency Realty Investment Trust, Inc. and ANG Group, Inc. dated October 8, 2007.
10.4	Employment Agreement between Excellency Realty Investment Trust, Inc. and David Mladen dated October 18, 2007.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ELECTION OF DIRECTORS

On October 18, 2007, Mrs. Vera Mladen and Mr. Fedele Adduci were appointed to the Board of Directors of the Company.

There are no arrangements or understandings between Mrs. Mladen and any other person pursuant to which she was selected as a director of the Company.  Mrs. Mladen is the spouse of Mr. David Mladen, the Company's President and Chief Executive Officer and a Director of the Company.  Mrs. Mladen is the office manager of the Company and has been the office manager of Eternal Enterprises, Inc. since 1997.  Mrs. Mladen is a veteran of over 25 years in the management of real estate with her husband, helping manage residential and commercial properties.

There are no arrangements or understandings between Mr. Adduci and any other person pursuant to which he was selected as a director of the Company.  Mr. Adduci is the son-in-law of Mr. David Mladen, the Company's President and Chief Executive Officer and a Director of the Company.  Mr. Adduci is the Company's Field Manager.  Mr. Adduci has worked for various companies owned by Mr. Mladen since 2002.  Mr. Adduci is a graduate of Queen's College in New York.

APPOINTMENT OF PRINCIAL OFFICERS

On October 18, 2007, we appointed Daniel Norensberg as our Chief Financial Officer.  In such capacity, he will serve as our principal accounting and financial officer.  Mr. Norensberg's services are provided pursuant to the Company's agreement with ANG Group, Inc. ("ANG") for chief financial officer services dated as of October 8, 2007 (the "Agreement").  Under the Agreement, the Company will pay ANG a monthly fee of $4,000.00.  The Company will also reimburse ANG for certain expenses incurred in connection with providing services to the Company.  The Agreement may be terminated at any time by either party upon not less than 30 days written notice.  For additional information, reference is made to the Agreement, which is included as Exhibit 10.3, which is incorporated herein by reference.

Mr. Norensberg is the President of ANG Group, Inc., a full service accounting, tax and business consulting company.  For over ten years, Mr. Norensberg has practiced accounting with a specialty in tax serving both private and public companies engages in a wide array of businesses including broker-dealer and real estate investment groups.  Mr. Norensberg does not have any family relationships with any directors or executive officers of the Company.  Mr. Norensberg is not a party to any transaction with the Company that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-B.

EMPLOYMENT AGREEMENT

On October 18, 2007, the Company entered into an Employment Agreement (the "Employment Agreement") with David Mladen, the Company's Chief Executive Officer and President and a director of the Company.  The initial term of the Employment Agreement is two (2) years, with automatic extensions of one additional calendar year every October 18th, unless either party has provided notice before such extension date that it does not wish to extend the Employment Agreement.  Under the Employment Agreement, the Company will pay Mr. Mladen an annual salary of $120,000.00 and Mr. Mladen may from time to time receive cash incentive compensation as determined by the Company's Board of Directors in its sole discretion.  The Company will also reimburse Mr. Mladen for all reasonable expenses incurred by him in the performance of his duties under the Employment Agreement.  Pursuant to the Employment Agreement, Mr. Mladen may be included in any stock incentive or stock compensation plan of the Company as the Company's Board of Directors determines from time to time.  Mr. Mladen will also be entitled to and will be included in any employee welfare and retirement plan of the Company generally available to its employees and/or officers.  For additional information, reference is made to the Employment Agreement, which is included as Exhibit 10.4, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Exhibits.

Exhibit No.	Description

10.3	Agreement between Excellency Realty Investment Trust, Inc. and ANG Group, Inc. dated October 8, 2007.

10.4	Employment Agreement between Excellency Realty Investment Trust, Inc. and David Mladen dated October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EXCELLENCY INVESTMENT REALTY TRUST, INC.

By: /s/ David Mladen
David Mladen,
President and Chief Executive Officer
Date: October 18, 2007